[LETTERHEAD OF THACHER PROFFITT & WOOD]





                                                June 26, 2003


ABN AMRO Mortgage Corporation
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603


               ABN AMRO Mortgage Corporation
               Multi-Class Mortgage Pass-Through Certificates, Series 2003-8
               -------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to ABN AMRO Mortgage Corporation (the "Registrant") in connection with the certificates designated as Multi-Class Mortgage Pass-Through Certificates, Series 2003-8 (collectively, the "Certificates") issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among the Registrant, ABN AMRO Mortgage Group as Servicer and JPMorgan Chase Bank as trustee. The Registrant has filed a registration statement on Form S-3 (the "Registration Statement") and a prospectus supplement, dated June 24, 2003 (the "Prospectus Supplement"), pursuant to Rule 424(b) under the rules and regulations of the Securities Act of 1933, as amended, to the prospectus, dated January 23, 2003 (the "Base Prospectus", and together with the Prospectus Supplement, the "Prospectus").

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter



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                                                                         Page 2.
ABN AMRO Mortgage Corporation, Series 2003-8
June 26, 2003

relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code (the "Code") applicable to a real estate mortgage investment conduit ("REMIC"), and the tax laws the State of New York and the City of New York applicable to REMICs. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Pooling and Servicing Agreement without any waiver or modification thereof, for United States federal income tax purposes, each of REMIC I and REMIC II will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of the REMIC Provisions of the Code, Component R-1 of the Class R Certificate will constitute the sole class of "residual interests" in REMIC I and Component R-2 of the Class R Certificate will constitute the sole class of "residual interests" in REMIC II within the meaning of the REMIC Provisions in effect on the date hereof.




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                                                                         Page 3.
ABN AMRO Mortgage Corporation, Series 2003-8
June 26, 2003

         2. Assuming the accuracy of and compliance with the representations, covenants and other provisions of the Pooling and Servicing Agreement without any waiver or modification thereof, for City and State of New York income and corporation franchise tax purposes, each of REMIC I and REMIC II will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, each of REMIC I and REMIC II will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction (as defined in Treasury regulation section 1.6011-4) and (iv) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.


                                                 Very truly yours,